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                                   EXHIBIT 23


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into RPC, Inc.'s previously filed Form S-8 Registration Statement (No. 33-5527), its previously filed Form S-8 Registration Statement (No. 33-75652), and its previously filed Form S-8 Registration Statement (No. 333-40223).



                                                        /s/  Arthur Andersen LLP

Atlanta, Georgia
March 26, 1998